                            PARTICIPATION AGREEMENT

                                     AMONG

                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                           THE SIERRA VARIABLE TRUST

                                      AND

                       COMPOSITE FUNDS DISTRIBUTOR, INC.

                                  DATED AS OF

                               January 30, 1998

                               TABLE OF CONTENTS

Section 1.  Introduction................................................... 2
     1.1     Availability of Separate Account Divisions.................... 2
             ------------------------------------------
     1.2     Broker-Dealer Registration.................................... 3
             --------------------------

Section 2.  Processing Transactions........................................ 3
     2.1     Timely Pricing and Orders..................................... 3
             -------------------------
     2.2     Timely Payments............................................... 4
             ---------------
     2.3     Redemption in Kind............................................ 4
             ------------------
     2.4     Applicable Price.............................................. 4
             ----------------

Section 3.  Costs and Expenses............................................. 5
     3.1     General....................................................... 5
             -------
     3.2     Registration.................................................. 5
             ------------
     3.3     Other (Non-Sales-Related)..................................... 5
             -------------------------
     3.4     Sales-Related................................................. 6
             -------------
     3.5     Parties to Cooperate.......................................... 7
             --------------------

Section 4.  Legal Compliance............................................... 7
     4.1     Tax Laws...................................................... 7
             --------
     4.2     Insurance and Certain Other Laws..............................10
             --------------------------------
     4.3     Securities Laws...............................................11
             ---------------
     4.4     Notice of Certain Proceedings and Other Circumstances.........13
             -----------------------------------------------------
     4.5     AGL to Provide Documents......................................13
             ------------------------
     4.6     Trust to Provide Documents....................................14
             --------------------------

Section 5.  Mixed and Shared Funding.......................................14
     5.1     General.......................................................14
             -------
     5.2     Disinterested Trustees........................................15
             ----------------------
     5.3     Monitoring for Material Irreconcilable Conflicts..............15
             ------------------------------------------------
     5.4     Conflict Remedies.............................................16
             -----------------
     5.5     Notice to AGL.................................................18
             -------------
     5.6     Information Requested by Board of Trustees....................18
             ------------------------------------------
     5.7     Compliance with SEC Rules.....................................19
             -------------------------
     5.8     Requirements for Other Insurance Companies....................19
             ------------------------------------------

Section 6.  Termination....................................................20
     6.1     Events of Termination.........................................20
             ---------------------
     6.2     Funds to Remain Available.....................................22
             -------------------------
     6.3     Survival of Warranties and Indemnifications...................22
             -------------------------------------------
     6.4     Continuance of Agreement for Certain Purposes.................22
             ---------------------------------------------

Section 7.  Parties to Cooperate Respecting Termination....................23

Section 8.  Assignment.....................................................23

Section 9.  Notices........................................................23

Section 10.  Voting Procedures.............................................24

Section 11.  Foreign Tax Credits...........................................25

Section 12.  Indemnification...............................................25
     12.1    Indemnification of Trust and Distributor by AGL...............25
             -----------------------------------------------
     12.2    Indemnification of AGL and AGSI by Distributor................28
             ----------------------------------------------
     12.3    Effect of Notice..............................................32
             ----------------

Section 13.  Applicable Law................................................32

Section 14.  Execution in Counterparts.....................................32

Section 15.  Severability..................................................33

Section 16.  Rights Cumulative.............................................33

Section 17.  Restrictions on Sales of Trust Shares.........................33

Section 18.  Scope of Liability............................................34

Section 19.  Headings......................................................34

                            PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 30th day of January, 1998 ("Agreement"), by and among American General Life Insurance Company, a Texas life insurance company ("AGL") (on behalf of itself and its "Separate Account," defined below), American General Securities Incorporated, a Texas corporation ("AGSI"), the principal underwriter with respect to the Contracts referred to below, The Sierra Variable Trust, a Massachusetts business trust (the "Trust"), and Composite Funds Distributor, Inc., a Washington corporation (the "Distributor"), the Trust's principal underwriter (collectively, the "Parties"),

WITNESSETH THAT:

     WHEREAS the Distributor and the Trust desire that shares of the investment funds of the Trust set forth in Exhibit A to the Agreement (the "Funds";
                                ---------
reference herein to the "Trust" includes reference to each Fund to the extent the context requires) be made available by the Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of AGL that are the subject of AGL's Form N-4 registration statements filed with the Securities and Exchange Commission (the "SEC"), File Nos. 33-57730 and 333-25549 (the "Contracts").

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Trust and the Distributor will make shares in the Funds available to AGL for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                           Section 1.  Introduction
                           ------------------------

     1.1  Availability of Separate Account Divisions.
          ------------------------------------------

     AGL represents that American General Life Insurance Company Separate Account D (the "Separate Account") is and will continue to be available to serve as an investment vehicle for its Contracts. The Contracts provide for the allocation of net amounts received by AGL to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Funds of the Trust that are made available through the Separate Account to act as underlying investment media. The Trust may from time to time add additional Funds, which will become subject to this Agreement, if they are made available as investment media for the Contracts. The investment funds of the Trust which are subject to this Agreement are set forth in Exhibit
                                                                        -------
A to the Agreement.  Exhibit A shall be amended from time to time as necessary
-                    ---------
to identify all investment funds offered under this Agreement. AGL will not unreasonably deny any request by the Distributor to create new Divisions corresponding to such new Funds.

     1.2  Broker-Dealer Registration.
          --------------------------

     The Distributor and AGSI each represents and warrants that it is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").


                      Section 2.  Processing Transactions
                      -----------------------------------

     2.1  Timely Pricing and Orders.
          -------------------------

     The Trust or its designated agent will provide closing net asset value, dividend and capital gain information for each Fund to AGL at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Trust calculates its net asset value and
(c) AGL is open for business. The Trust or its designated agent will use its best efforts to provide this information by 5:00 p.m., Houston time. AGL will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account unit value. The Separate Account processing will be done the same evening, and corresponding orders with respect to Trust shares will be placed the morning of the following Business Day. AGL will use its best efforts to place such orders with the Trust by 9:00 a.m., Houston time.

     2.2  Timely Payments.
          ---------------

     AGL will transmit orders for purchases and redemptions of Trust shares to the Distributor, and will wire payment for net purchases to a custodial account designated by the Trust on the same day as the order for Trust shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Trust to an account designated by AGL on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable AGL to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

     2.3  Redemption in Kind.
          ------------------

     The Trust reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Trust's board of trustees (the "Board of Trustees") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

     2.4  Applicable Price.
          ----------------

     The Parties agree that orders resulting from purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that AGL processes such transactions, which will be the Business Day prior to the Distributor's receipt of such orders. All other purchases and redemptions will be effected at the net asset values next computed after receipt by the Trust of the order therefor, and such orders will be irrevocable. AGL hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Fund at the record-date net asset values until AGL otherwise notifies the Trust in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

                        Section 3.  Costs and Expenses
                        ------------------------------

     3.1  General.
          -------

     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

     3.2  Registration.
          ------------

     The Trust will pay the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective. AGL will pay the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective.

     3.3  Other (Non-Sales-Related).
          -------------------------

     As among the Parties, the Trust will bear the costs of preparing, filing with the SEC and setting for printing the Trust's prospectus, statement of additional information and any supplements thereto (collectively, the "Trust Prospectus"), periodic reports to shareholders, Trust proxy material and other shareholder communications. AGL will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any supplements thereto (collectively, the "Separate Account Prospectus"), periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), voting instruction solicitation material, and other Participant communications. As among the Parties, the Trust and AGL each will bear the costs of printing and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Trust and AGL documents are printed or mailed on a combined or coordinated basis.

     3.4  Sales-Related.
          -------------

     Except as may otherwise be agreed to by the Parties relating to an initial period of time after the Contracts are first offered for sale, the Distributor or, where required by applicable federal or state law, its designee, will bear the cost of preparing, printing and distributing all Trust and Separate Account sales literature and advertising and filing it with the SEC and NASD, printing and delivering to offerees Trust and Separate Account Prospectuses, Trust and Separate Account periodic reports and Trust and AGL sales literature, and placing any advertisements. AGL will bear the cost of filing any Trust or AGL sales materials with, and obtaining approval from, any state insurance regulatory authorities, to the extent required.

     3.5  Parties to Cooperate.
          --------------------

     The Trust, AGL, AGSI and the Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Trust and Separate Account.

                         Section 4.  Legal Compliance
                         ----------------------------

     4.1  Tax Laws.
          --------

     (a) The Trust represents that it will make every effort to qualify and to maintain qualification of each Fund as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Trust or the Distributor will notify AGL immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     (b) AGL represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; AGL will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (c) The Trust represents that it will make every effort to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and

Section 1.817- 5(b) of the regulations under the Code, and the Trust or the Distributor will notify AGL immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future.

     (d) AGL represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. AGL will make every effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. Within 10 Business Days after the end of each calendar quarter, AGL will certify in writing that such definitional requirements were met during the preceding calendar quarter.

     (e) The Trust represents that, under the terms of its investment advisory agreements with Composite Research & Management Co. (the "Adviser"), the Adviser is and will be responsible for managing the Trust in compliance with the Trust's investment objectives, policies and restrictions as set forth in the Trust Prospectus. The Trust represents that these objectives, policies and restrictions do and will include operating as a RIC in compliance with Subchapter M of the Code and Section 817(h) of the Code and regulations thereunder. The Trust has adopted and will maintain procedures for ensuring that the Trust is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Trust shall also provide AGL with such materials, cooperation and assistance as may be reasonably necessary for AGL or any person designated by AGL to review from time to time the procedures and practices of the Adviser, each sub-adviser or other provider of services to the Trust for ensuring that the Trust is managed in compliance with Subchapter M and
Section 817(h) and regulations thereunder.

     (f) Independent public accountants (the "Auditors") will prepare a report ("Report") for each Fund of the Trust in which the Separate Account invests, within 15 Business Days after the end of each calendar quarter, regarding whether any matter (the "Matter") has come to the attention of the Auditors that has caused the Auditors to believe that the Trust was not a RIC in compliance with Subchapter M of the Code and/or was not in compliance with Section 817(h) of the Code and the regulations thereunder as of the last day of such calendar quarter. A Report of no such Matter is referred to herein as a "Non-Actionable Report," and a Report of such a Matter is referred to herein as an "Actionable Report." Each Report will be prepared by Price Waterhouse or other independent public accountants selected by the Trust. If such other independent public accountants are not also the auditors approved with respect to the Trust pursuant to Section 32(a) of the 1940 Act, such other independent public accountants must be approved by AGL, which approval shall not be unreasonably withheld. Each Report will be in a form and based on specified procedures and work sheets agreed upon by the Trust and AGL, such agreement not to be unreasonably withheld.

     (g) The Trust will deliver to AGL a letter confirming any Non-Actionable Report within 20 Business Days after the end of the quarter to which it relates. On request, the Trust will also deliver to AGL a copy of any Non-Actionable Report.

     (h) Any Actionable Report shall be furnished immediately to AGL. In the event of an Actionable Report, the Trust will take such action as is necessary or appropriate to cure any noncompliance during a grace period of 30 calendar days after the end of the calendar quarter covered by the Report. If the Trust so cures the noncompliance, it will furnish AGL with a Non-Actionable Report by the last day of such grace period. If the Trust does not so cure the noncompliance regarding its status as a RIC, the Trust will pursue those efforts necessary to enable each affected Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with AGL. If the Trust does not so cure the noncompliance regarding its status under
Section 817(h), the Trust will cooperate in good faith with AGL's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-95 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Trust satisfies
Section 817(h) for the period or periods covered by the Actionable Report.

     4.2  Insurance and Certain Other Laws.
          --------------------------------

     (a) The Trust will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by AGL.

     (b) AGL represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the

Separate Account as a segregated asset account under Article 3.75 of the Texas Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) AGL and AGSI represent and warrant that AGSI is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) The Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) The Distributor and the Trust represent and warrant that the Trust is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3  Securities Laws.
          ---------------

     (a) AGL represents and warrants that (i) it has registered the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for its variable annuity contracts, including the Contracts,
(ii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (iv) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) The Trust and the Distributor represent and warrant that (i) Trust shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Massachusetts law, (ii) the Trust is and will remain registered under the 1940 Act to the extent required by the 1940 Act, and (iii) the Trust will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     (c) The Trust represents and warrants that (i) the Trust does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, including the exemptive order issued by the Commission as Release No. IC-22047, which the Trust further represents and warrants is applicable to the Trust, (ii) its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iii) the Trust Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (d) The Trust will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Trust, AGL or any other life insurance company utilizing the Trust.

     4.4  Notice of Certain Proceedings and Other Circumstances.
          -----------------------------------------------------

     The Distributor or the Trust shall immediately notify AGL of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Trust Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Trust Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Trust's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by AGL. The Distributor and the Trust will make every reasonable effort to prevent the issuance of any stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  AGL to Provide Documents.
          ------------------------

     AGL will provide to the Trust one complete copy of all SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6  Trust to Provide Documents.
          --------------------------

     The Trust will provide to AGL one complete copy of all SEC registration statements, Trust Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                     Section 5.  Mixed and Shared Funding
                     ------------------------------------

     5.1  General.
          -------

     The Trust may apply for an order exempting it from certain provisions of the 1940 Act and rules thereunder so that, subject to compliance with Section 17 of this Agreement, the Trust may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies, separate accounts of insurance companies unaffiliated with AGL and trustees of qualified pension and retirement plans ("Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. If the Trust implements Mixed and Shared Funding, pursuant to such an exemptive order or otherwise, Sections 5.2 through 5.8 below shall apply, but not otherwise.

     5.2  Disinterested Trustees.
          ----------------------

     The Trust agrees that the Board of Trustees shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of the Adviser or the Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     5.3  Monitoring for Material Irreconcilable Conflicts.
          ------------------------------------------------

     The Trust agrees that the Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the Participants of all separate accounts of life insurance companies utilizing the Trust, including the Separate Account. AGL agrees to inform the Board of Trustees of the Trust of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a)  an action by any state insurance or other regulatory authority;
     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;
     (c)  an administrative or judicial decision in any relevant proceeding;
     (d)  the manner in which the investments of any Fund are being managed;
     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Trust; or

     (f) a decision by a life insurance company utilizing the Trust to disregard the voting instructions of participants.

     Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5. 1 hereof, AGL will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised, including information as to a decision by AGL to disregard voting instructions of Participants.

     5.4  Conflict Remedies.
          -----------------

     (a) It is agreed that if it is determined by a majority of the members of the Board of Trustees or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, AGL and the other life insurance companies utilizing the Trust will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

     (i) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Trust) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

     (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

     (b) If the material irreconcilable conflict arises because of AGL's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, AGL may be required, at the Trust's election, to withdraw the Separate Account's investment in the Trust. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Trust gives notice to AGL that this provision is being implemented, and until such withdrawal the Distributor and Trust shall continue to accept and implement orders by AGL for the purchase and redemption of shares of the Trust.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to AGL conflicts with the majority of other state regulators, then AGL will withdraw the Separate Account's investment in the Trust within six months after the Trust's Board of Trustees informs AGL that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal the Distributor and Trust shall continue to accept and implement orders by AGL for the purchase and redemption of shares of the Trust.

     (d) AGL agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Trust or the Distributor be required to establish a new funding medium for any of the Contracts. AGL will not be required by the terms hereof to establish a new funding medium for any of the Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5  Notice to AGL.
          -------------

     The Trust will promptly make known in writing to AGL the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

      5.6 Information Requested by Board of Trustees.
          ------------------------------------------

     AGL and the Trust will at least annually submit to the Board of Trustees of the Trust such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Trust of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7  Compliance with SEC Rules.
          -------------------------

     If, at any time during which the Trust is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     5.8  Requirements for Other Insurance Companies.
          ------------------------------------------

     The Trust will require that each insurance company utilizing the Trust enter into an agreement with the Trust that contains in substance the same provisions as are set forth in Sections 2.3, 4. 1 (b), 4. 1 (d), 4.4, 4.3 (a), 4.5, 5, 10 and 18 of this Agreement. This provision is not intended to limit in any way the obligations of the Trust and Distributor under Section 17 of this Agreement.

                            Section 6.  Termination
                            -----------------------

     6.1  Events of Termination.
          ---------------------

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option of AGL, the Distributor or the Trust upon (i) at least six months' advance written notice to the other Parties, and (ii) the approval by (x) a majority of the Disinterested Trustees or (y) a majority vote of the shares of the affected Fund that are held in the corresponding Divisions of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions); provided, however, that the approvals described in clauses (x) and (y) above shall not be required if (1) the aggregate account value under the Contracts is less than $300 million at the date the notice of termination is delivered, (2) the aggregate month-end account value under the Contracts has averaged less than $300 million for the 24 full calendar months immediately preceding the date the notice of termination is delivered and (3) the notice of termination is delivered no earlier than the end of the 60th full calendar month following the date the first Contract is issued; or

     (b) at the option of the Trust upon institution of formal proceedings against AGL by the SEC, any state insurance regulator or any other regulatory body regarding AGL's duties under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Trust shares, if, in each case, the Trust reasonably determines that such proceedings, or the facts on which such proceedings may be based, have a material likelihood of imposing material adverse consequences on the Fund to be terminated; or

     (c) at the option of AGL upon institution of formal proceedings against the Trust, the Adviser or any sub-adviser to the Trust, or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if, in each case, AGL reasonably determines that such proceedings, or the facts on which such proceedings may be based, have a material likelihood of imposing material adverse consequences on AGL, AGSI or the Division corresponding to the Fund to be terminated; or

     (d) at the option of any Party in the event that (i) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by AGL; or

     (e) upon termination of the corresponding Division's investment in the Fund pursuant to Section 5 hereof; or

     (f) at the option of AGL if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if AGL reasonably believes that the Fund may fail to so qualify; or

     (g) at the option of AGL if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if AGL reasonably believes that the Fund may fail to so comply.

     6.2  Funds to Remain Available.
          -------------------------

     Except (i) as necessary to implement Participant initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Fund as to which this Agreement has terminated, AGL shall not (x) redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to AGL's assets held in the Separate Account), or (y) prevent Participants from allocating payments to or transferring amounts from a Fund that was otherwise available under the Contracts, until, in either case, 90 calendar days after AGL shall have notified the Trust or Distributor of its intention to do so.

     6.3  Survival of Warranties and Indemnifications.
          -------------------------------------------

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4  Continuance of Agreement for Certain Purposes.
          ---------------------------------------------

     If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1 (b), 6.1 (c), 6.1 (d), 6.1 (f), or 6.1 (g) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Fund or a date (the "Final Termination Date") six months following the Initial Termination Date, except that AGL may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1 (d), 6.1 (f) or 6.1
(g).

            Section 7.  Parties to Cooperate Respecting Termination
            -------------------------------------------------------

     The Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6. 1 (a), the termination date specified in the notice of termination.

                            Section 8.  Assignment
                            ----------------------

     This Agreement may not be assigned, except with the written consent of each other Party.

                              Section 9.  Notices
                              -------------------

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

               American General Life
                  Insurance Company
               2727 Allen Parkway
               Houston, Texas 77019
               Attn: Steven A. Glover
               FAX: 713-831-3071

               American General Securities
                 Incorporated
               2727 Allen Parkway
               Houston, Texas 77019
               Attn: Steven A. Glover
               FAX:  713-831-3071

               The Sierra Variable Trust
               888 South Figueroa Street
               Suite 1100
               Los Angeles, California 90017
               Attn: Keith B. Pipes
               FAX:  213-623-3783

               Composite Funds Distributor, Inc.
               1631 Broadway
               Sacramento, California 95818
               Attn: Sandra Cavanaugh
               FAX:  916-552-5769


                        Section 10.  Voting Procedures
                        ------------------------------

     Subject to the cost allocation procedures set forth in Section 3 hereof, AGL will distribute all proxy material furnished by the Trust to Participants and will vote Trust shares in accordance with instructions received from Participants. AGI, will vote Trust shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Trust shares for which said instructions have been received from Participants. AGL agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Trust will be responsible for calculating voting privileges in a manner consistent with that of AGL, as prescribed by this Section 10.



                       Section 11.  Foreign Tax Credits
                       --------------------------------


     The Trust agrees to consult in advance with AGL concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.



                         Section 12.  Indemnification
                         ----------------------------


     12.1  Indemnification of Trust and Distributor by AGL.
           -----------------------------------------------

     (a) Except to the extent provided in Sections 12.l(b) and 12.l(c), below, AGL agrees to indemnify and hold harmless the Trust and the Distributor, each of their trustees, directors and officers, and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AGL) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of the Trust's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by AGL or AGSI, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGSI by or on behalf of the Trust, the Distributor or the Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AGL or AGSI) or wrongful conduct of AGL or AGSI or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of AGL or AGSI for use in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by AGL or AGSI to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

     (b) AGL shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of its reckless disregard of obligations or duties under this Agreement or to the Distributor or to the Trust.

     (c) AGL shall not be liable under this indemnification provision with respect to any action against an Indemnified Party unless the Trust or the Distributor shall have notified AGL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AGL of any such action shall not relieve AGL from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, AGL shall be entitled to participate, at its own expense, in the defense of such action. AGL also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AGL to such Indemnified Party of AGL's election to assume the defense thereof, the Indemnified Party will cooperate fully with AGL and shall bear the fees and expenses of any additional counsel retained by it, and AGL will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.


     12.2  Indemnification of AGL and AGSI by Distributor.
           ----------------------------------------------

     (a) Except to the extent provided in Sections 12.2(b) and 12.2(c) hereof, the Distributor agrees to indemnify and hold harmless AGL, AGSI, and the Trust, each of their trustees, directors and officers, and each person, if any, who controls AGL, AGSI or the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of the Trust's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust or, to the extent not prepared by AGL or AGSI, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of AGL or AGSI for use in the Trust's 1933 Act registration statement, Trust Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Distributor, Trust or Adviser) or wrongful conduct of the Trust or Distributor or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGSI by or on behalf of the Trust, the Adviser or the Distributor for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by the Trust or the Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

     (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of its reckless disregard of obligations and duties under this Agreement or to AGL, AGSI or the Separate Account.

     (c) The Distributor shall not be liable under this indemnification provision with respect to any action against an Indemnified Party unless AGL or AGSI shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense of such action. The Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Distributor to such Indemnified Party of the Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Distributor and shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.


     12.3  Effect of Notice.
           ----------------

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1 or 12.2 above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.


                          Section 13.  Applicable Law
                          ---------------------------

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Massachusetts law, without regard for that state's principles of conflict of laws.


                     Section 14.  Execution in Counterparts
                     --------------------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                           Section 15.  Severability
                           -------------------------

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.


                        Section 16.  Rights Cumulative
                        ------------------------------

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


              Section 17.  Restrictions on Sales of Trust Shares
              --------------------------------------------------

     The Trust and the Distributor agree that, for a period of 24 months following the initial sale of Contracts, shares of the Trust will not be made available to any separate account of any other insurance company without AGL's specific written consent. AGL agrees that the Trust thereafter will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies. Without AGL's express written consent, neither the Trust nor the Distributor, nor any of their related persons and entities, will enter into any arrangement for utilization of the Trust by any other life insurance company under which the terms granted to that insurance company or its related persons and entities are more favorable than those granted to AGL and its related persons and entities hereunder. Other than as set forth above in this Section 17, neither the Trust nor the Distributor will offer or issue Trust shares to any person or entity, other than the Separate Account, without AGL's specific written consent, which shall not be unreasonably withheld.

                        Section 18.  Scope of Liability
                        -------------------------------

     It is understood and expressly agreed that the obligations and liabilities of the Trust hereunder will not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board of Trustees and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Board of Trustees nor such execution and delivery by such officer will be deemed to have been made by any of the Trustees individually or to impose any liability on any of them personally, but will bind only the assets and property of the Trust, as provided in its Declaration of Trust.


                             Section 19.  Headings
                             ---------------------

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                  AMERICAN GENERAL LIFE INSURANCE COMPANY


                                  By:  Royce G. Imhoff, Sr. II
                                     ------------------------------------
                                  Title: Senior Vice President
                                         Chief Marketing Officer


                                  AMERICAN GENERAL SECURITIES INCORPORATED


                                  By: F. Paul Kovach
                                     ------------------------------------
                                  Title: President


                                  THE SIERRA VARIABLE TRUST


                                  By:_____________________________________
                                  Title:


                                  COMPOSITE FUNDS DISTRIBUTOR, INC.


                                  By:_____________________________________
                                  Title:

                                  AMERICAN GENERAL LIFE INSURANCE COMPANY


                                  By:_____________________________________
                                  Title:


                                  AMERICAN GENERAL SECURITIES INCORPORATED


                                  By:_____________________________________
                                  Title:


                                  THE SIERRA VARIABLE TRUST


                                  By: /s/ Craig M. Miller
                                     -------------------------------------
                                  Title: Treasurer



                                  COMPOSITE FUNDS DISTRIBUTOR, INC.


                                  By: /s/ Monte D. Calvin
                                     -------------------------------------
                                  Title: Vice President

                                   EXHIBIT A
                                   ---------

                         INVESTMENT FUNDS OF THE TRUST
                            AS OF JANUARY 30, 1998


 .     Money Market Fund
 .     Short-Term High Quality Bond Fund
 .     U.S. Government Fund
 .     Corporate Income Fund
 .     Growth and Income Fund
 .     Growth Fund
 .     Emerging Growth Fund
 .     International Growth Fund
 .     Capital Growth Portfolio
 .     Growth Portfolio
 .     Balanced Portfolio
 .     Value Portfolio
 .     Income Portfolio